As filed with the Securities and Exchange Commission on February 21, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2781933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Michael Owens Way
Perrysburg, Ohio 43551-2999

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 1997 EQUITY PARTICIPATION PLAN OF OWENS-ILLINOIS, INC.

SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC. 2005 INCENTIVE AWARD PLAN

OWENS-ILLINOIS, INC. AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN

SEVENTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. LONG-TERM SAVINGS PLAN

EIGHTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. STOCK PURCHASE AND SAVINGS

PROGRAM

(Full title of the plan)

MaryBeth Wilkinson	Copy to:
Senior Vice President, General	Julia A. Thompson
Counsel and Corporate Secretary	Latham & Watkins LLP
Owens-Illinois, Inc.	555 11th Street, NW
One Michael Owens Way	Suite 1000
Perrysburg, Ohio 43551-2999	Washington, DC 20004
(567) 336-5000	(202) 637-2200

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Amount of Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.01 par value per share, of O-I Glass, Inc.	6,000,000	$13.39	$80,340,000.00	$10,428.14

(1)        O-I Glass, Inc., a Delaware corporation (the “Company” or the “Registrant”) is the successor issuer to Owens-Illinois, Inc., a Delaware corporation (“O-I”). This Registration Statement registers 6,000,000 additional shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company to be issued pursuant to the following plans (in each case, as amended and/or restated) that the Company assumed from O-I: (i) the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc., (ii) the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan, (iii) the Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan, (iv) the Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan and (v) the Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (collectively, the “Plans”).  In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Company.

(2)        Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee.  The Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company’s Common Stock as reported on the New York Stock Exchange on February 18, 2020 ($13.39).

EXPLANATORY NOTE

This Registration Statement is being filed in order to register 6,000,000 additional shares of Common Stock that may be offered or sold to participants under the Plans. The Company assumed the Plans from O-I in connection with the reorganization of O-I into a new holding company structure that was completed on December 27, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We have filed the following documents with the Securities and Exchange Commission which are hereby incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 21, 2020;

2.	The Company’s Current Report on Form 8-K filed on February 5, 2020; and

3.	The description of the Company’s Common Stock contained in O-I’s Registration Statement on Form 8-A filed on December 3, 1991, as amended.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents, except as to any portion of any document, including portions of a Current Report furnished under Items 2.02 or 7.01 of Form 8-K, that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.  Article IV, Section 16 of the Company’s Amended and Restated By-laws provides for indemnification of our officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware, and we maintain insurance covering certain liabilities of our directors and officers and the directors and officers of our subsidiaries.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 26, 2019, by and among Owens-Illinois, Inc., O-I Glass, Inc. and Paddock Enterprises, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 27, 2019).

3.1	Amended and Restated Certificate of Incorporation of O-I Glass, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on December 27, 2019).

3.2	Amended and Restated By-Laws of O-I Glass, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed on December 27, 2019).

5.1	Opinion of Latham & Watkins LLP.

10.1	Assignment and Assumption Agreement, dated December 26, 2019, by and among Paddock Enterprises, LLC and O-I Glass, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 27, 2019).

10.2	Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.’s Form 10-Q for the quarter ended June 30, 1999, File No. 1-9576, and incorporated herein by reference).

10.3	First Amendment to Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.’s Form 10-Q for the quarter ended June 30, 2002, File No. 1-9576, and incorporated herein by reference).

10.4	Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan (filed as Appendix B to Owens-Illinois, Inc.’s Definitive Proxy Statement on Schedule 14A filed March 31, 2014, File No. 1-9576, and incorporated herein by reference).

10.5	Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan (incorporated by reference to Appendix B to Owens-Illinois, Inc.’s Definitive Proxy Statement on Schedule 14A, filed on April 2, 2019).

10.6	Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan (incorporated by reference to Exhibit 10.6 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on December 27, 2019, File No. 333-232954).

10.7	First Amendment to Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan (incorporated by reference to Exhibit 10.7 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on December 27, 2019, File No. 333-232954).

10.8	Second Amendment to Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan (incorporated by reference to Exhibit 10.8 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on December 27, 2019, File No. 333-232954).

10.9	Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (incorporated by reference to Exhibit 10.9 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on December 27, 2019, File No. 333-232954).

10.10	First Amendment to Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (incorporated by reference to Exhibit 10.10 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on December 27, 2019, File No. 333-232954).

10.11	Second Amendment to Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (incorporated by reference to Exhibit 10.11 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on December 27, 2019, File No. 333-232954).

10.12	Third Amendment to Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (incorporated by reference to Exhibit 10.12 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on December 27, 2019, File No. 333-232954).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Perrysburg, state of Ohio, on the 21st day of February, 2020.

O-I GLASS, INC.

BY	/s/ MaryBeth Wilkinson
MaryBeth Wilkinson Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Andres A. Lopez, John A. Haudrich and MaryBeth Wilkinson and each of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andres A. Lopez	President and Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2020
Andres A. Lopez

/s/ John A. Haudrich	Senior Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	February 21, 2020
John A. Haudrich

/s/ Gordon J. Hardie	Director	February 21, 2020
Gordon J. Hardie

/s/ Peter S. Hellman	Director	February 21, 2020
Peter S. Hellman

/s/ John Humphrey	Director	February 21, 2020
John Humphrey

/s/ Anastasia D. Kelly	Director	February 21, 2020
Anastasia D. Kelly

/s/ Alan J. Murray	Director	February 21, 2020
Alan J. Murray

/s/ Hari N. Nair	Director	February 21, 2020
Hari N. Nair

/s/ Hugh H. Roberts	Director	February 21, 2020
Hugh H. Roberts

/s/ Joseph D. Rupp	Director	February 21, 2020
Joseph D. Rupp

/s/ John H. Walker	Director	February 21, 2020
John H. Walker

/s/ Carol A. Williams	Director	February 21, 2020
Carol A. Williams

/s/ Dennis K. Williams	Director	February 21, 2020
Dennis K. Williams